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                                                                     EXHIBIT 8.1

                                                December 4, 2003

Volume Services America Holdings, Inc.
201 East Broad Street
Spartanburg, SC 29306

Ladies and Gentlemen:

     We have acted as counsel to Volume Services America Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to (i) the issuance by the Company of an aggregate of 18,463,995 shares of common stock, par value $0.01 per share (the "Shares"), (ii) the issuance by the Company of $105.2 million aggregate principal amount of subordinated notes due 2013 (the "Notes"), (iii) the issuance by the subsidiaries of the Company named in Schedule I hereto (individually, a "Guarantor" and collectively, the "Guarantors") of guarantees (the "Guarantees") with respect to the Notes and (iv) the issuance by the Company of an aggregate of 18,463,995 Income Deposit Securities ("IDSs"), each representing one Share and $5.70 aggregate principal amount of Notes. The Notes and the Guarantees will be issued under an indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee.

            In delivering this opinion letter, we have examined the Registration Statement, a form of the stock certificate, a form of the IDSs and the form of the Indenture, which have each been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also relied upon certain representations and/or determinations by the Company, the lead underwriters in the IDSs offering, and independent appraisal firms relating
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to, among other things, the economic, creditor rights and other terms of the
Notes, the Company's overall capital structure, including its debt to equity ratio after giving effect to the IDSs offering, and the Company's ability to meet its debt obligations based on its projected financial performance.

            Our opinions set forth below are based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may be retroactively effective.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, the statements set forth in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," insofar as they discuss matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of IDSs.

            We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as IDSs and that our opinion is not binding on the Internal Revenue Service or courts, any of which could take a contrary position.

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal tax law of the United States.

            We hereby consent to the filing of this opinion letter as Exhibit
8.1 to the Registration Statement and to the use of our name under the captions "Material U.S. Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement.

            Very truly yours,
            /s/ Simpson Thacher & Bartlett LLP
            SIMPSON THACHER & BARTLETT LLP
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                                                                     EXHIBIT 8.1

                                                                      SCHEDULE I

                                   Guarantors

NAME                                              STATE OF ORGANIZATION
----                                              ---------------------
Events Center Catering, Inc.                      Wyoming
Volume Services, Inc.                             Kansas
Service America Concessions Corporation           Maryland
Service America Corporation                       Delaware
Service America Corporation of Wisconsin          Wisconsin
Servo-Kansas, Inc.                                Kansas
SVM of Texas, Inc.                                Texas
Volume Services, Inc.                             Delaware
Service America of Texas, Inc.                    Texas
Volume Services America, Inc.                     Delaware